EXHIBIT 1.1


                                $15,000,000

                               BNCCORP, Inc.

                      ___% Subordinated Notes due 2004


                           UNDERWRITING AGREEMENT

                                                                May __, 1997

Dain Bosworth Incorporated
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     BNCCORP, Inc., a Delaware corporation (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriter"), ____% Subordinated Notes due 2004 in an aggregate principal amount of $15,000,000 (the "Notes"). The Notes will be issued under an indenture, dated as of May ___, 1997 (the "Indenture"), between the Company and Firstar Bank Milwaukee, N.A., as trustee (the "Trustee").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333- ) and a related preliminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

     The Company hereby confirms its agreements with respect to the purchase of the Notes by the Underwriter as follows:

     1.    Representations and Warranties of the Company.

     (a) The Company represents and warrants to, and agrees with, the Underwriter that:

           (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

           (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") the rules and regulations of the Commission promulgated thereunder and Industry Guide 3, Statistical Disclosure by Bank Holding Companies (collectively, the "Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter expressly for use in the preparation thereof.

           (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, expressly for use in the preparation thereof.

           (iv) The Company is a "small business issuer" as such term is defined in Rule 405 and Regulation S-B under the Act.

           (v) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business in all jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification and the failure so to qualify would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

           (vi) The Company does not own any stock or other equity interest in any corporation, partnership, joint venture, unincorporated association or other entity, other than BNC Nationa Bank of Minnesota (the "Minnesota Bank") and BNC National Bank of Bismarck (the "Bismarck Bank") (collectively the "Subsidiary Banks"), BNC Financial Corporation, a Minnesota corporation ("BNC Financial") and Bismarck Properties, Inc., an inactive North Dakota corporation ("Bismarck Properties") (the Subsidiary Banks, BNC Financial Corporation, Bismarck Properties and any such other entity being collectively referred to herein as the "subsidiaries"). The Company owns all of the issued and outstanding capital stock of the subsidiaries, free and clear of all liens, encumbrances and security interests, except as disclosed in the Prospectus. Except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the subsidiaries of the Company are outstanding. All outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable.

           (vii)   Each   of  the  Subsidiary  Banks  are  national  banking
     associations duly organized, validly existing and in good standing under the laws of the United States and have the power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus. The Minnesota Bank is authorized to conduct the business of banking in the State of Minnesota and the Bismarck Bank is authorized to conduct the business of banking in the State of North Dakota. None of the Subsidiary Banks are required to be qualified to transact business as a foreign corporation in any jurisdiction. The Minnesota Bank and the Bismarck Bank are members of the Federal Reserve Bank of Minneapolis, and are each duly authorized to operate a banking business. Each Subsidiary Bank is a member of the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") and its deposit accounts are insured by the FDIC to the fullest extent provided by law. No proceeding for the termination of such insurance is pending or is threatened.

           (viii) BNC Financial and Bismarck Properties have been duly incorporated, are validly existing as corporations in good standing under the laws of their jurisdiction of incorporation, have the corporate power and authority to own or lease their properties and conduct their businesses as described in the Prospectus, and are duly qualified to transact business in all jurisdictions in which the conduct of their business or their ownership or leasing of property requires such qualification and the failure so to qualify would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole. Bismarck Properties is an inactive North Dakota corporation that does not own or lease any properties and does not currently conduct business.

           (ix) The Company has the power and authority to enter into this Agreement and the Indenture and to authorize, issue and sell the Notes it will sell hereunder as contemplated hereby. This Agreement and the Indenture have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally, by general principles of equity and, with respect to Section 7 hereof, by the public policy underlying the federal or state securities laws. The Notes to be issued and sold by the Company to the Underwriter pursuant to this Agreement and the Indenture have been duly authorized and, when executed and authenticated in the manner set forth in the Indenture and issued, sold and delivered in the manner set forth herein, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture will be substantially in the form filed as an exhibit to the Registration Statement and will comply with the Trust Indenture Act and the regulations thereunder. The Indenture and the Notes conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

           (x) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company, prior to the date hereof, were made in compliance with the Act and all applicable state securities or blue sky laws. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Certificate of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or the sale of the Notes as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied. Except as described in the Prospectus, there are no outstanding options, warrants, agreements, contracts or other rights to purchase or acquire from the Company any shares of its capital stock. The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The outstanding capital stock of the Company conforms to the description thereof contained in the Prospectus.

           (xi) The financial statements, together with the related notes and schedules as set forth in the Registration Statement and Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and such financial statements comply in all material respect with the requirements of the Act and the Regulations and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. The allowance for loan losses of each of the Subsidiary Banks is adequate based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions, historical loss experience, evaluation of the quality of the underlying collateral and holding and disposal costs.

           (xii) There is no action or proceeding pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries before any court or administrative or regulatory agency which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a material adverse change in the business or condition (financial or otherwise), results of operations, stockholders' equity or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement.

           (xiii) The Company has good and marketable title to all properties and assets reflected as owned in the financial statements referred to above (or as described as owned in the Prospectus), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or do not substantially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

           (xiv) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented,
     (A) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, including, without limitation, any increase in the amount or number of classified assets of the Subsidiary Banks, any decrease in net interest margin for any month to a level below [4.25%], or any material decrease in the volume of loan originations, the amount of deposits or the amount of loans, (B) there has not been any transaction not in the ordinary course of business entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, other than transactions described or contemplated in the Registration Statement, (C) the Company and its subsidiaries have not incurred any material liabilities or obligations, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (D) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) there has not been any change in the capital stock of the Company (other than upon the exercise of options and warrants described in the Registration Statement), or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and its subsidiaries, taken as a whole, other than with respect to deposits and Federal Home Loan Bank advances, (F) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or (G) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

           (xv) Neither the Company nor any of its subsidiaries is in violation of, or in default under, its charter or bylaws, or any statute, or any rule, regulation, order, judgment, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders' equity or prospects of the Company and its subsidiaries, taken as a whole.

           (xvi) The issuance and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not violate any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act, the Trust Indenture Act or any state securities or blue sky laws.

           (xvii) The Company and each of its subsidiaries holds and is operating in compliance in all material respects with all licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary to the conduct of its business as described in the Prospectus. Without limiting the generality of the foregoing, the Company has all necessary approvals of the Board of Governors of the Federal Reserve System (the "Board of Governors") to own the stock of its subsidiaries. Neither the Company nor any of its subsidiaries have received notice of nor have knowledge of any basis for any proceeding or action relating specifically to the Company or any of its subsidiaries for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Company or any of its subsidiaries that would have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary Bank is currently subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or have adopted any board resolutions at the request of the Board of Governors, the FDIC, the Office of the Comptroller of the Currency (the "OCC"), the North Dakota Department of Banking, the Minnesota Department of Commerce or any other federal or state governmental authorities charged with the supervision or regulation of national banking associations, savings banks, banks, savings and loan companies or associations, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits (collectively, the "Bank Regulators"), and neither the Company nor any Subsidiary Bank has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

           (xviii) Arthur Andersen LLP, which have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations thereunder.

           (xix) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

           (xx) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

           The Company is in compliance with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). Neither the Company nor any of its subsidiaries does business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

           (xxii) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments. The Company and each Subsidiary Bank have also filed all required applications, reports, returns and other documents and information with all Bank Regulators.

           (xxiii) The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how, trade secrets and other similar rights ("Intellectual Property Rights") necessary for the conduct of its business as currently carried on or intended to be carried on and as described in the Prospectus. No name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries involves or gives rise to any infringement of or conflict with, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, and neither the Company nor any of its subsidiaries has received any notice or claim of conflict with the asserted rights of others with respect any of the foregoing.

           (xxiv) The Company is not, and upon completion of the sale of the Notes contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

           (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules of Bank Regulators, and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (xxvi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (xxvii) The minute books and stock record books of the Company and the subsidiaries are complete and correct and accurately reflect all material actions taken at meetings of the shareholders and directors of the Company and the subsidiaries, and of all committees thereof, including, without limitation, the loan committees and the audit committees of the Subsidiary Banks, and all issuances and transfers of any shares of the capital stock of the Company and the subsidiaries.

           (xxviii) There has been no unlawful storage, treatment or disposal of waste by the Company or any of its subsidiaries (or any of their predecessors-in-interest) at any of the facilities owned thereby, including, but not limited to, real estate owned property, except for such violations which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, ejection, escape, dumping or release of any kind onto the properties owned by the Company or any of its subsidiaries, including, but not limited to, real estate owned property, or into the environment surrounding those properties of any toxic or hazardous substances as defined under any federal, state or local regulations, laws or statutes, except for those releases permissible under such regulations, laws or statutes or otherwise allowable under applicable permits and except for such releases which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole.

           (xxix) No material labor dispute with the employees of the Company or any of its subsidiaries exists or is imminent.

           (xxx) Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or other bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation, cafeteria, vacation, disability, or other paid or unpaid leave of absence, health, life or other welfare benefit plan, program, agreement or arrangement of, or applicable to current or former employees of or independent contractors providing services to the Company or any of its subsidiaries, which is presently in existence, or with respect to which the Company or any subsidiary could reasonably be expected to have, directly or indirectly, any liability ("Benefit Plans"), was or has been established, maintained and operated in all material respects in compliance with its terms and with all applicable federal, state, and local statutes, orders, governmental rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its subsidiaries do not, either directly or indirectly as a member of a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code ("Controlled Group"), have any material liability that remains unsatisfied for (A) the termination of any single employer plan under Sections 4062 or 4064 of ERISA, a cessation of operations pursuant to Section 4062(e) of ERISA or a withdrawal from a multiple employer plan pursuant to Section 4063 of ERISA, (B) any interest payments under Section 302(e) of ERISA or
     Section 412(m) of the Code, (C) any excise tax imposed by Section 4971,
     Section  4972, Section 4975, Section 4976, Section 4977, Section  4979,
     Section 4980B, Section 4999 or Section 5000 of the Code or civil penalty imposed by Section 502 of ERISA, (D) any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (E) any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, or (F) to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, or any Benefit Plan under Subtitle D or Subtitle E of Title IV of ERISA, under Subchapter D of Chapter 1 of Subtitle A of the Code or under Chapter 43 of Subtitle D of the Code. No action, suit, grievance, arbitration or other matter of litigation or claim with respect to any Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) is pending or, to the Company's knowledge, threatened or imminent against or with respect to any Benefit Plan, any member of a Controlled Group that includes the Company, or any fiduciary within the meaning of Section 3(21) of ERISA with respect to a Benefit Plan which, if determined adversely to the Company, would have a material adverse effect on the Company and its subsidiaries, taken as whole. Neither the Company, any of its subsidiaries, nor any member of a Controlled Group that includes the Company or its subsidiaries, has any knowledge of any facts with respect to any Benefit Plan that could give rise to any action, suit, grievance, arbitration or any other manner of litigation or claim or could be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

           (xxxi) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate in their respective businesses and consistent with insurance coverage maintained by similar companies and businesses, and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company and its subsidiaries, including Bank Regulators, all of which insurance is in full force and effect.

           (xxxii) All transactions  required  to  be  disclosed pursuant to
     Item 404 of Regulation S-B between the Company and its subsidiaries and the officers, directors and shareholders who beneficially own more than 5% of any class of the Company's voting securities of the Company and its subsidiaries have been accurately disclosed in the Prospectus.

           (xxxiii) Neither the Company nor its subsidiaries have, directly or indirectly, at any time during the past five years (A) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

           (xxxiv) Proceeds from the sale of the Notes will constitute "Tier II" capital under applicable regulations promulgated by the Board of Governors.

     (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter shall be deemed to be a representation and warranty of the Company to the Underwriter as to the matters covered thereby.

     2.    Purchase, Sale and Delivery of Notes.

     (a) On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company the aggregate principal amount of Notes. The Notes will be purchased at a price of 95.0% of par.

     (b) The Notes to be purchased by the Underwriter hereunder, will be registered in such denominations (which shall be authorized denominations under the Indenture) and names as Dain Bosworth Incorporated may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of the Underwriter at such time and place as shall hereafter be designated by the Underwriter, against payment by the Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in next day funds. The time and date of such delivery and payment shall be, with respect to the Notes, 8:30 a.m. Minneapolis time, at the offices of Oppenheimer Wolff & Donnelly, on June __, 1997, or such other time and date as you and the Company may agree upon in writing, such time and date being herein referred to as the "Closing Date," or such other time and date as you and the Company may agree upon in writing. The Notes will be made available for checking and packaging at least twenty-four hours prior to the Closing Date at a location as may be designated by you.

     3. Offering by Underwriter. It is understood that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems it advisable to do so. The purchase price for the Notes will be 95% of the principal amount thereof. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

     4.    Covenants of the Company.   The Company covenants and agrees with
the Underwriter that:

     (a) The Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy and as to which the Underwriter shall have objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Regulations.

     (b) The Company will advise the Underwriter promptly of any request of the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will endeavor to qualify the Notes for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will, or will cause counsel to, make such applications, file such documents, and furnish such information as may be reasonably requested by the Underwriter, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Notes.

     (d) The Company will furnish the Underwriter with as many copies of any Preliminary Prospectus as the Underwriter may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriter with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may, from time to time, reasonably request. The Company will deliver to the Underwriter, at or before the Closing Date, two (2) signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Underwriter may reasonably request.

     (e) If, during the period in which a prospectus is required by law to be delivered by the Underwriter or any dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case the Underwriter is required to deliver a prospectus in connection with sales of any Notes at any time nine months or more after the effective date of the Registration Statement, upon the request of the Underwriter but at the expense of the Underwriter, the Company will prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

     (g) The Company will, for such period up to five years from the Closing Date, deliver to the Underwriter copies of its annual report and copies of all other documents, reports and information furnished by the Company to its security holders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Underwriter similar reports with respect to significant subsidiaries, as that term is defined in the rules and regulations under the Act, which are not consolidated in the Company's financial statements.

     (h) No offering, sale or other disposition of any common stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such common stock or other capital stock (other than pursuant to employee stock option plans, outstanding options or on the conversion of convertible securities outstanding on the date of this Agreement) will be made for a period of 120 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter.

     (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus.

     (j) So long as any of the Notes are outstanding, the Company will furnish to the Underwriter the reports required to be filed with the Trustee pursuant to the Indenture, concurrently with such filing.

     5. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the fees and expenses of the Trustee and counsel for the Trustee; (iv) rating agency fees, if any; (v) the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriter and dealers of copies thereof and of this Agreement, any Selected Dealers Agreement, the
Underwriter's Selling Memorandum, the Blue Sky Memorandum and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriter); (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements of counsel for the Underwriter) incident to securing any required review by the NASD of the terms of the sale of the Notes; (viii) listing fees, if any; (ix) transfer taxes and the expenses, including the fees and disbursements of counsel for the Underwriter incurred in connection with the qualification of the Notes under state securities or blue sky laws;
(x) the costs of preparing the Notes; (xi) the costs and fees of any registrar or transfer agent; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. In addition, the Company will pay all travel and lodging expenses incurred by management of the Company in connection with any informational "road show" meetings held in connection with the offering and will also pay for the preparation of all materials used in connection with such meetings. The Company shall not, however, be required to pay for any of the Underwriter's expenses (other than those related to qualification of the Notes under state securities or blue sky laws and those incident to securing any required review by the NASD of the terms of the sale of the Notes) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of the Underwriter, then the Company shall promptly upon request by the Underwriter reimburse the Underwriter for all out-of-pocket accountable expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Notes.

     6. Conditions of Obligations of the Underwriter. The obligations of the Underwriter to purchase the Notes on the Closing Date are subject to the condition that all representations and warranties of the Company contained herein are true and correct, at and as of the Closing Date, the condition that the Company shall have performed all of its covenants and obligations hereunder and to the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) The Underwriter shall have received on the Closing Date, the opinion of Jones, Walker Waechter, Poitevent, Carrere & Denegre, L.L.P.,
counsel for the Company, dated the Closing Date, addressed to the Underwriter, to the effect that:

           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company is qualified as a foreign corporation to do business in the States of North Dakota and Minnesota. The Company is a "small business issuer" as such term is defined in Rule 405 in Regulation S-B under the Act.

           (ii) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. None of the Subsidiary Banks are required to be qualified to transact business as a foreign corporation in any
     jurisdiction.   The  outstanding  shares  of  capital   stock  of  each
     subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly by the Company, free and clear of all liens, encumbrances and security interests, other than
     security  interests specifically disclosed in the Prospectus.   To  the
     knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in each such subsidiary are outstanding.

           (iii) The Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Notes as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally, by general principles of equity and, with respect to Section 7 hereof, by the public policy underlying the federal or state securities laws.

           (iv) The Company has all requisite corporate power to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by all requisite corporate action, duly executed and duly delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Notes have been duly and validly authorized, and, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture, will constitute valid and binding
     obligations  of  the  Company,  enforceable  against   the  Company  in
     accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The
     Notes  and  the  Indenture  conform,  as  to  legal  matters,   to  the
     descriptions thereof contained in the Registration Statement and the Prospectus. The Indenture complies in all material respects with the Trust Indenture Act.

           (v) The Company has authorized and outstanding capital stock as described in the Prospectus. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. No preemptive or, to the knowledge of such counsel, other similar subscription rights of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist. To the knowledge of such counsel, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been validly exercised or waived with respect to the Registration Statement. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

           (vi) The Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission.

           (vii) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules included therein).

           (viii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents (A) in the Prospectus under the captions "Risk Factors -- Subordination," "--Dependence on Dividends From Subsidiary Banks," "--Potential Liability for Undercapitalized Subsidiary," "-- Government Regulation and Recent Legislation," "Business -- Properties," "Management -- Stock Incentive Plan," "--Incentive Bonus Plan," "--Employment Agreements," "Limitations of Directors' Liability and Indemnification," "Certain Transactions, "Supervision and Regulation" and "Description of Notes" and (B) in the Registration Statement in Item 24, are accurate summaries and fairly present the information called for with respect to such matters.

           (ix) Such counsel does not know of any contracts, agreements, documents or instruments required to be filed as exhibits to the Registration Statement, incorporated by reference into the Prospectus, or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are accurate summaries and fairly present the information called for with respect to such matters.

           (x) Such counsel knows of no legal or governmental proceeding, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or Prospectus and are not so described, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described.

           (xi) The execution and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company or any of its subsidiaries, or under any statute, permit, judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, including Bank Regulators, or any of their properties, or under any lease, contract, indenture, mortgage, loan agreement or other agreement or other instrument or obligation known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company or any of its subsidiaries.

           (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions herein and therein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

           (xiii) The Company is not, and immediately upon completion of the sale of Notes contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

           (xiv) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

           (xv) Each of the Subsidiary Banks are national banking associations duly organized, validly existing and in good standing under the laws of the United States and have the requisite power to carry on their respective businesses as now conducted. The Minnesota Bank is authorized to conduct the business of banking in the State of Minnesota. The Bismarck Bank is authorized to conduct the business of banking in the State of North Dakota. The Bismarck Bank and the Minnesota Bank are members of the Federal Reserve Bank of Minneapolis, and are each duly authorized to operate a banking business.

           (xvi) The Company has all necessary approvals of the Board of Governors to own the stock of its subsidiaries. Except as disclosed in the Prospectus, to the knowledge of such counsel, neither the Company nor any Subsidiary Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or are a party to any commitment letter or similar undertaking to, or are subject to any order or directive by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of any of the Bank Regulators, and, to the knowledge of such counsel, neither the Company nor any Subsidiary Bank has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. To the knowledge of such counsel, neither the Company nor any subsidiary has received notice of or has knowledge of any basis for any proceeding or action relating specifically to the Company or its subsidiaries for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Company or its subsidiaries that would have a material adverse effect on the Company or any subsidiary.

           (xvii) The Company is a "small business issuer" as such term is defined in Rule 405 and Regulation S-B under the Act.

           (xviii) Such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

     In rendering any such opinion, such counsel may rely (i) as to matters of fact, to the extent such counsel deems reasonable, on certificates of responsible officers of the Company and public officials provided that the extent of such reliance is specified in such opinion and (ii) as to matters involving the application of laws of any jurisdiction other than the States of Louisiana or Delaware, to the extent satisfactory in form and scope to counsel for the Underwriter, upon the opinions of bank regulatory or local counsel acceptable to counsel for the Underwriter provided that such counsel shall also state that such opinions of bank regulatory or local counsel are satisfactory to them and that the Underwriter is justified in relying on such opinions of such counsel, and copies of such opinions shall be delivered to the Underwriter and counsel for the Underwriter.

     (c) The Underwriter shall have received from ____________, counsel for the Trustee, an opinion dated the Closing Date, and in form satisfactory to counsel for the Underwriter, to the effect that:

           (i) The Trustee has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to authorize, execute, deliver and perform its obligations under the Indenture.

           (ii) The Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by general equitable principles and by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

           (iii) The Notes being delivered on such Closing Date have been duly authenticated by the Trustee in accordance with the Indenture.

     In rendering such opinion such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of appropriate officers of the Trustee and of public officials.

     (d) On or prior to the Closing Date, the form and validity of the Notes and the Indenture, the legality and sufficiency of the corporate proceedings and matters relating to the incorporation of the Company and other matters incident to the issuance of the Notes, the form of the Registration Statement and the Prospectus and of any amendment thereof or supplement thereto filed prior to the Closing Date (other than financial statements and schedules and other financial or statistical data included therein), the authorization, execution, and delivery of this Agreement and the description of the Notes and the Indenture contained in the Prospectus shall have been reasonably approved by the Underwriter based on the opinion of Oppenheimer Wolff & Donnelly, counsel for the Underwriter. In connection with such opinion, the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters, and such counsel may rely upon representations or certificates of public officials, of the Trustee and of appropriate officers of the Company. In addition, in giving such opinion, such counsel may rely as to matters of law, other than the law of the United States and the State of Minnesota, upon an opinion or opinions of local counsel, who may be counsel for the Company, which states that the Underwriter is entitled to rely thereon, provided that any such opinion or opinions are delivered to the Underwriter and that Oppenheimer Wolff & Donnelly shall state that they have no reason to believe that such opinions are not correct.

     (e) The Underwriter shall have received on each of the date hereof and the Closing Date, a signed letter, dated as of the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Arthur Andersen LLP, to the effect that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your judgment, is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus.

     (g) The Underwriter shall have received on the Closing Date a certificate or certificates of the chief executive officer and the chief financial officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

           (i) The Prospectus was filed with the Commission pursuant to Rule 424(b) within the applicable period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, threatened by the Commission.

           (ii) The representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date.

     (h) The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably have requested.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to Oppenheimer Wolff & Donnelly, counsel for the Underwriter.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by facsimile at or prior to the Closing Date. In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

     7.    Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer and director thereof, and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which the Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising out of or based upon matters covered by (i) or (ii) above, and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that the Company shall not be liable in the case of any matter covered by clause (iii) above to the extent that it is determined in a final judgment by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) or contribution provided for in Section 7(d) shall be available with respect to a proceeding to any party who shall fail to give notice of such proceeding as provided in this
Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 7(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay promptly as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm at any time for all such indemnified parties. Such firm shall be designated in writing by the Underwriter and shall be reasonably satisfactory to the Company in the case of parties indemnified pursuant to Section 7(a) and shall be designated in writing by the Company and shall be reasonably satisfactory to the Underwriter in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d)   If  the  indemnification  provided  for  in  this  Section  7  is unavailable  or insufficient to hold harmless  an  indemnified  party  under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereto) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by the Underwriter; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have.

     8. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriter, to Dain Bosworth Incorporated, 60 South Sixth Street, Minneapolis, MN 55402,
Attention: J. David Welch, with copies to Oppenheimer Wolff & Donnelly, 45 South Seventh Street, Plaza VII, Suite 3400, Minneapolis, MN 55402,
Attention: Bruce A. Machmeier, Esq.; and if to the Company, to BNCCORP, Inc., 322 East Main, Bismarck, ND 58501, Attention: Tracy J. Scott, with copies to Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Place St. Charles, 201 St. Charles Avenue, New Orleans, LA 70170,
Attention:  William B. Masters.

     9.    Termination.   This  Agreement may be terminated by you by notice
to the Company as follows:

     (a) at any time prior to the earlier of (i) the time the Notes are released by you for sale or (ii) 4:00 p.m., Minneapolis time, on the first business day following the later of the date on which the Registration Statement becomes effective or the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Notes impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, or a halt or suspension of trading in securities generally which are quoted on the Nasdaq National Market, or (iv) declaration of a banking moratorium by either federal or New York State authorities; or

     (c)   as provided in Section 6 of this Agreement.

     10. Written Information. For all purposes under this Agreement (including, without limitation, Section 1, Section 2 and Section 7 hereof), the Company understands and agrees with you that the following constitutes the only written information furnished to the Company by or through the Underwriter specifically for use in preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto: (i) the information relating to stabilization on page two of the Preliminary Prospectus and the Prospectus, and (ii) the information set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

     11. Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Underwriter, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes merely because of such purchase.

     12. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors and officers and
(c) delivery of and payment for the Notes under this Agreement.

     Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable  law  or  rule  in  any  jurisdiction,  such  provision  will  be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

                                      Very truly yours,

                                      BNCCORP, Inc.


                                      By:_________________________________
                                            Tracy J. Scott
                                      Its:  Chairman of the Board and Chief
                                            Executive Officer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

DAIN BOSWORTH INCORPORATED



By:_______________________________
   J. David Welch

Its:______________________________




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